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                                                                     EXHIBIT 5.1


                                                     February 14, 2000




Westell Technologies, Inc.
750 North Commons Drive
Aurora, Illinois 60504

         Re:      Registration Statement on Form S-4 (No. 333-95539)
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Ladies and Gentlemen:

         This opinion is furnished to you in connection with the above-referenced registration statement on Form S-4, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 20,885,700 shares of Class A Common Stock, (the "Class A Common Stock"), par value $0.01 per share, of Westell Technologies, Inc., a Delaware corporation ("Westell").

         We have acted as counsel to Westell in connection with the issuance of the shares of Class A Common Stock pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 13, 1999, by and among Westell, Theta Acquisition Corp. and Teltrend Inc.

         In arriving at the opinion expressed below, we have examined the Registration Statement, the Merger Agreement, the Amended and Restated Certificate of Incorporation of Westell, as amended, the proposed amendment to the Amended and Restated Certificate of Incorporation as described in the Registration Statement (the "Amendment"), the Bylaws of Westell and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of Westell as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of Westell and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the General Corporation Law of the State of Delaware.



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Westell Technologies, Inc.
February 14, 2000
Page 2


         Based upon and subject to the foregoing, we are of the opinion that, upon the approval of the Amendment by the stockholders of Westell, as contemplated in the Registration Statement, and the filing of the Amendment with the Secretary of State of the State of Delaware, the shares of Class A Common Stock to be issued pursuant to the Merger Agreement will have been duly authorized and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,


                                                  /s/ McDermott, Will & Emery